UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):      November 1, 2011

PRIMERICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3120 Breckinridge Blvd. Duluth, Georgia 30099
(Address of Principal Executive Offices)

(770) 381-1000
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 1, 2011, Primerica, Inc. (the “Company”) entered into an agreement to repurchase 8,920,606 shares of Primerica common stock beneficially owned by Citigroup Insurance Holding Corporation (“CIHC”), an affiliate of Citigroup Inc. (“Citi”), at a purchase price of $22.42 per share.  The purchase price was determined based on the volume weighted average price of the shares of Primerica common stock since October 24, 2011.  The repurchase transaction is expected to be completed on November 15, 2011.  Following the repurchase transaction, CIHC will own approximately 12.5% of Primerica’s outstanding common stock and, in connection with the repurchase transaction, CIHC has agreed to a 30-day lockup of its remaining shares (subject to certain limited exceptions).  A copy of the press release is attached hereto as Exhibit 99.1.

CIHC was the Company’s parent prior to completion of the Company’s initial public offering in April 2010 and affiliates of CIHC have received customary fees, commissions and expense reimbursements in connection with public offerings of the Company’s common stock. For information about the Company’s other relationships with Citi and its affiliates, see the section entitled “Related Party Transactions” included in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 31, 2011, which section is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On November 1, 2011, Primerica, Inc. (the “Company”) announced its results of operations for the quarter ended September 30, 2011. A copy of the press release is attached hereto as Exhibit 99.2.

The information provided pursuant to this Item 2.02, including Exhibit 99.2 in Item 9.01, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except to the extent expressly set forth by specific reference in any such filings.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company presents certain non-GAAP financial measures.  Specifically, the Company presents operating revenues, operating income before income taxes, net operating income and adjusted stockholders’ equity.  Operating revenues, operating income before income taxes and net operating income exclude the impact of realized investment gains and losses for all periods presented.  Operating income before income taxes and net operating income exclude the expense associated with our IPO-related equity awards for all periods presented.  Adjusted stockholders’ equity excludes the impact of net unrealized gains and losses on invested assets for all periods presented.

We exclude these items because they are considered unusual and not indicative of our ongoing operations.  Our definitions of these non-GAAP financial measures may differ from the definitions of similar measures used by other companies.  Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.  Furthermore, management believes that these non-GAAP financial measures may provide users with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business.  These measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Reconciliations of non-GAAP to GAAP financial measures are included as attachments to the press release, which has been posted online in the “Investor Relations” section of our website at http://investors.primerica.com.

Item 7.01	Regulation FD Disclosure.

On November 1, 2011, the Company posted to the “Investor Relations” section of its website certain supplemental financial information relating to the quarter ended September 30, 2011.  A copy of the supplemental financial information is attached hereto as Exhibit 99.3.

The information provided pursuant to this Item 7.01, including Exhibit 99.3 in Item 9.01, is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, and shall not be incorporated by reference in any filing made by the Company under the Exchange Act or the Securities Act, except to the extent expressly set forth by specific reference in any such filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated November 1, 2011 – Primerica Announces Repurchase of Shares Held by Citigroup Inc.

99.2	Press Release dated November 1, 2011 – Primerica Reports Third Quarter 2011 Results

99.3	Primerica, Inc. Supplemental Financial Information – Third Quarter 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2011	PRIMERICA, INC.

/s/ Alison S. Rand
Alison S. Rand
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 1, 2011 – Primerica Announces Repurchase of Shares Held by Citigroup Inc.

99.2	Press Release dated November 1, 2011 – Primerica Reports Third Quarter 2011 Results

99.3	Primerica, Inc. Supplemental Financial Information – Third Quarter 2011

5